BQY

S&P Quality Rankings Global Equity Managed Trust

Cusip:  09250D109

Ticker: BQY

Record Date	November 15, 2011
Pay Date	November 30, 2011

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.069221	28%	$0.069221	28%
Net Realized Short-Term Capital Gains	$—	0%	$—	0%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$0.180779	72%	$0.180779	72%

Total (per common share)	$0.250000	100%	$0.250000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on October 31, 2011				0.52%

Annualized current distribution rate expressed as a percentage of NAV as of October 31, 2011				7.35%

Cumulative total return (in relation to NAV) for the fiscal year through October 31, 2011				2.79%

Cumulative fiscal year distributions as a percentage of NAV as of October 31, 2011				7.35%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The Trust estimates that it has distributed more than its income and net realized gains; therefore, a portion of your distribution may be a return of capital. A return of capital may occur, for example, when some or all of the money that you invested in the Trust is paid back to you. A return of capital does not necessarily reflect the Trust’s investment performance and should not be confused with ‘yield’ or ‘income’.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BQY

S&P Quality Rankings Global Equity Managed Trust

Cusip:  09250D109

Ticker: BQY

Record Date	December 20, 2011
Pay Date	December 30, 2011

Distribution Amount per share	$—
Special Distribution	$0.270000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$—	0%	$—	0%
Net Realized Short-Term Capital Gains	$0.270000	100%	$0.270000	100%
Net Realized Long-Term Capital Gains	$—	0%	$—	0%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.270000	100%	$0.270000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on November 30, 2011				0.02%

Annualized current distribution rate expressed as a percentage of NAV as of November 30, 2011				7.51%

Cumulative total return (in relation to NAV) for the fiscal year through November 30, 2011				-0.25%

Cumulative fiscal year distributions as a percentage of NAV as of November 30, 2011				2.03%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257

BQY

S&P Quality Rankings Global Equity Managed Trust

Cusip:  09250D109

Ticker: BQY

Record Date	February 15, 2012
Pay Date	February 29, 2012

Distribution Amount per share	$0.250000

The following table sets forth the estimated amounts of the current distribution and the cumulative distributions paid this fiscal year to date from the following sources: net investment income, net realized short-term capital gains, net realized long-term capital gains and return of capital. All amounts are expressed per common share.

	Current Distribution	% Breakdown of the Current Distribution	Total Cumulative Distributions for the Fiscal Year to Date	% Breakdown of the Total Cumulative Distributions for the Fiscal Year to Date
Net Investment Income	$0.046933	19%	$0.067900	9%
Net Realized Short-Term Capital Gains	$0.085811	34%	$0.572900	74%
Net Realized Long-Term Capital Gains	$0.117256	47%	$0.129200	17%

Return of Capital	$—	0%	$—	0%

Total (per common share)	$0.250000	100%	$0.770000	100%

Average annual total return (in relation to NAV) for the 5-year period ending on January 31, 2012				-0.04%

Annualized current distribution rate expressed as a percentage of NAV as of January 31, 2012				7.42%

Cumulative total return (in relation to NAV) for the fiscal year through January 31, 2012				3.27%

Cumulative fiscal year distributions as a percentage of NAV as of January 31, 2012				3.86%

You should not draw any conclusions about the Trust’s investment performance from the amount of this distribution or from the terms of the Trust’s Managed Distribution Plan.

The amounts and sources of distributions reported in the Notice are only estimates and are not being provided for tax reporting purposes.

The actual amounts and sources of the amounts for tax reporting purposes will depend upon the Trust’s investment experience during the remainder of its fiscal year and may be subject to changes based on the tax regulations. The Trust will send you a Form 1099-DIV for the calendar year that will tell you how to report these distributions for federal income tax purpose.

Contact Number: 888-825-2257